UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. ______)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 6, 2014

JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND

JOHN HANCOCK HEDGED EQUITY & INCOME FUND

JOHN HANCOCK PREFERRED INCOME FUND

JOHN HANCOCK PREFERRED INCOME FUND II

JOHN HANCOCK PREFERRED INCOME FUND III

JOHN HANCOCK PREMIUM DIVIDEND FUND

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

ADDITIONAL MATERIAL FOR PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 18, 2014

Dear Fellow Shareholder:

We are writing to inform you of revisions to the proxy statement for the John Hancock Closed-End Funds dated December 23, 2013, which you have already received. The proxy statement relates to the Annual Meeting of Shareholders of the Funds that will be held at 601 Congress Street, Boston, Massachusetts 02210, on Tuesday, February 18, 2014, at 2:00 P.M., Eastern Time.

James R. Boyle, who was a nominee for election at the Annual Meeting, is no longer a Trustee of the Funds and is not seeking to stand for re-election. Accordingly, Mr. Boyle is removed as a nominee for election to the Board of Trustees and any references to him in the Funds’ proxy statement dated December 23, 2013 are hereby deleted. Additionally, any votes received for Mr. Boyle will not be counted at the Annual Meeting of Shareholders on February 18, 2014. Other than Mr. Boyle, the nominees named in the proxy statement will stand for election at the Annual Meeting.

We also would like to take this opportunity to thank Mr. Boyle for his faithful and distinguished service on behalf of the shareholders of the Funds.

If you have questions, please call a John Hancock Investments Customer Service Representative at 855-742-8269, Monday through Friday, between 9:00 A.M. and 8:00 P.M., Eastern time.

Sincerely,

Andrew G. Arnott

President and Chief Executive Officer

John Hancock Investments